                                                                     EXHIBIT 2.B

                 CERTIFICATE AMENDING ARTICLES OF INCORPORATION

                                       OF

                              GLOBAL SCIENCE CORP.

      The undersigned, being the President and Secretary of Global Science Corp., a Nevada Corporation, hereby certify that by majority vote of the Board of Directors and majority vote of the stockholders at a meeting held on August 3, 1999, it was agreed by unanimous vote that this CERTIFICATE AMENDING ARTICLES OF INCORPORATION be filed.

      The undersigned further certify that the original Articles of Incorporation of Global Science Corp. were filed with the Secretary of State of Nevada on the 12th day of April, 1989. The undersigned further certify that ARTICLES FIRST of the original Articles of Incorporation filed on the 12th day of April, 1989, herein is amended to read as follows:

                                  ARTICLE FIRST

      FIRST. The name shall be:

                Sochrys.com Inc.

                 CERTIFICATE AMENDING ARTICLES OF INCORPORATION

                                       OF

                              GLOBAL SCIENCE CORP.

                                    CONTINUED

      The undersigned hereby certify that they have on the 3rd day of August, 1999, executed this Certificate Amending the original Articles of Incorporation heretofore filed with the Secretary of State of Nevada.


                                                 /s/ [ILLEGIBLE]
                                               ---------------------------------
                                                     President


                                                 /s/ Fred [ILLEGIBLE]
                                               ---------------------------------
                                                     Secretary

         FILED
  IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
    STATE OF NEVADA

      AUG 09 1999

No. C 3107 - 89
   ----------------------

         Dean Heller
DEAN HELLER, SECRETARY OF STATE

                 CERTIFICATE AMENDING ARTICLES OF INCORPORATION

                                       OF

                              GLOBAL SCIENCE CORP.

      The undersigned, being the President and Secretary of Global Science Corp., a Nevada Corporation, hereby certify that by majority vote of the Board of Directors and majority vote of the stockholders at a meeting held on August 3, 1999, it was agreed by unanimous that this CERTIFICATE AMENDING ARTICLES OF INCORPORATION be filed.

      The undersigned further certify that the original Articles of Incorporation of Global Science Corp. were filed with the Secretary of State of Nevada on the 12th day of April, 1989. The undersigned further certify that ARTICLES FIRST of the original Articles of Incorporation filed on the 12th day of April, 1989, herein is amended to read as follows:

                                 ARTICLE FIRST

      FIRST. The name shall be:

            Sochrys.com Inc.

                 CERTIFICATE AMENDING ARTICLES OF INCORPORATION

                                       OF

                              GLOBAL SCIENCE CORP.

                                    CONTINUED

      The undersigned hereby certify that they have on the 3rd day of August, 1999, executed this Certificate Amending the original Articles of Incorporation heretofore filed with the Secretary of State of Nevada.


                                                 /s/ [ILLEGIBLE]
                                               ---------------------------------
                                                     President


                                                 /s/ Fred [ILLEGIBLE]
                                               ---------------------------------
                                                     Secretary

                                 STATE OF NEVADA
                               SECRETARY OF STATE

                          CERTIFICATE OF REINSTATEMENT

      I, DEAN HELLER, the duly elected Secretary of State of the State of Nevada, do hereby certify that GLOBAL SCIENCE CORP. a corporation formed under the laws of the State of NEVADA having paid all filing fees, licenses, penalties and costs, in accordance with the provisions of Title 7 of the Nevada Revised Statutes as amended, for the years and in the amounts as follows:

1995-1996       List of Officers + penalty                              $100.00
1996-1997       List of Officers + penalty                              $100.00
1997-1998       List of Officers + penalty                              $100.00
1998-1999       List of Officers + penalty                              $100.00

Reinstatement                                                            $50.00
total                                                                   $450.00

and otherwise complied with the provisions of said section, the said corporation has been reinstated, and that by virtue of such reinstatement it is authorized to transact its business in the same manner as if the aforesaid filing fees, licenses, penalties and costs had been paid when due.

                                    IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office in Carson City, Nevada, on February 10, 1999.

[SEAL OF THE STATE OF NEVADA]


                                    /s/ Dean Heller

                                          Secretary of State


                                    By: /s/ [ILLEGIBLE]

                                        Deputy

                         FILING FEE: $75.00 DF C00136 EXPEDITE #E55120
                         GEORGE A. J. MONTEITH
                         AMERICAN GROUP, INC.
                         2450 NORTH WEST SHORE BLVD., #212, TAMPA, FL 33607-5715

         FILED
  IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
     STATE OF NEVADA

       DEC 23 1993

CHERYL A LAU SECRETARY OF STATE

        /s/ Cheryl A Lau

No. 3107-89
   ----------------------------

                           CERTIFICATE OF AMENDMENT TO

                          ARTICLES OF INCORPORATION OF

                              AMERICAN GROUP, INC.

      THE UNDERSIGNED President and Secretary of AMERICAN GROUP, INC., a Nevada Corporation, pursuant to the provisions of Sections 78.385 and 78.390 of the Nevada Revised Statutes, for the purpose of amending the Articles of Incorporation of said Corporation, do hereby certify as follows:

      That the Board of Directors of said corporation at a meeting duly convened and held on the 10th day of December, 1993, adopted a resolution to amend the Articles of Incorporation of the Corporation as follows:

      FIRST: Article I shall be amended to read as follows:

                                   "ARTICLE I

      The name of the Corporation shall be: Global Science Corp."

      The foregoing amendment to the Articles of Incorporation was duly adopted by written consent of the shareholders of the Corporation pursuant to Section
78.320 of the Nevada Revised Statutes on the 10th day of December, 1993.

      The number of shares of the corporation outstanding and entitled to vote on the foregoing amendment to the Articles of Incorporation is 18,550,000; and that said amendment was approved and consented to by 10,000,000 shares which represents more than a 50% majority of the issued and outstanding shares of the Corporation's common stock.

      DATED this 10th day of December, 1993.

      The undersigned President and Secretary of the Corporation hereby declare that the foregoing Certificate of Amendment to the Articles of Incorporation are true and correct to the best of their knowledge and belief.


                                                     /s/ George A. J. Monteith
                                                  ------------------------------
                                                                       President


                                                  ------------------------------
                                                                       Secretary

                                                    FILING FEE: $75.00 C56155 PI
                                                    GEORGE I. NORMAN III
                                                    AMERICAN GROUP, INC.
                                                    %GIN/FINANCIAL SERVICES
                                                           P.O BOX 2894
                                                    SALT LAKE CITY, UT 84110

         FILED
  IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
     STATE OF NEVADA

       AUG 26 1992

         3107-89
CHERYL A LAU SECRETARY OF STATE

        /s/ Cheryl A Lau

--------------------------------

                           CERTIFICATE OF AMENDMENT TO

                          ARTICLES OF INCORPORATION OF

                            AMERICAN GOLD GROUP, INC.

      THE UNDERSIGNED President and Secretary of AMERICAN GOLD GROUP, INC., a Nevada corporation, pursuant to the provisions of Sections 78.385 and 78.390 of the Nevada Revised Statutes, for the purpose of amending the Articles of Incorporation of said Corporation, do hereby certify as follows:

      That the Board of Directors of said corporation at a meeting duly convened and held on the 15th day of May, 1992, adopted a resolution to amend the Articles of Incorporation of the Corporation as follows:

      FIRST: Article I shall be amended to read as follows:

                                   "ARTICLE I

      The name of the Corporation shall be: AMERICAN GROUP, INC."

      The foregoing amendment to the Articles of Incorporation was duly adopted by written consent of the shareholders of the Corporation pursuant to Section
78.320 of the Nevada Revised Statutes on the 15th day of May, 1992.

      The number of shares of the corporation outstanding and entitled to vote on the foregoing amendment to the Articles of Incorporation is 18,400,000; and that said amendment was approved and consented to by 10,000,000 shares which represents more than a 50% majority of the issued and outstanding shares of the Corporations common stock.

      DATED this 16TH day of JULY, 1992.

      The undersigned President and Secretary of the Corporation hereby declare that the foregoing Certificate Of Amendment To The Articles of Incorporation are true and correct to the best of their knowledge and belief.


                                               /s/ George A. J. Monteith
                                               ---------------------------------
                                               GEORGE A. J. MONTEITH, President


                                               /s/  George S. Cross
                                               ---------------------------------
                                               GEORGE S. CROSS, Secretary

                                  FILING FEE: $75.00 DF C33564 EXPEDITE #E020279 GEORGE I. NORMAN III
                                  GIN/FINANCIAL SERVICES
                                  149 EAST 900 SOUTH
                                  SALT LAKE CITY, UT 84111

         FILED
  IN THE OFFICE OF THE
SECRETARY OF STATE OF THE      FEB 03 1992
     STATE OF NEVADA

       FEB 03 PAID

CHERYL A LAU SECRETARY OF STATE

        /s/ Cheryl A Lau

No. 3107-89
   ----------------------------

                           CERTIFICATE OF AMENDMENT TO

                          ARTICLES OF INCORPORATION OF

                               CCC FUNDING CORP.

      THE UNDERSIGNED President and Secretary of CCC FUNDING CORP., a Nevada corporation, pursuant to the provisions of Sections 78.385 and 78.390 of the Nevada Revised Statutes, for the purpose of amending the Articles of Incorporation of said Corporation, do hereby certify as follows:

      That the Board of Directors of said corporation at a meeting duly convened and held on the 31st day of January, 1992, adopted a resolution to amend the Articles of Incorporation of the Corporation as follows:

      FIRST: Article I shall be amended to read as follows:

                                   "ARTICLE I

      The name of the Corporation shall be: AMERICAN GOLD GROUP INC."

      The foregoing amendment to the Articles of Incorporation was duly adopted by written consent of the shareholders of the Corporation pursuant to Section
78.320 of the Nevada Revised Statutes on the 31st day of JANUARY, 1992.

      The number of shares of the corporation outstanding and entitled to vote on the foregoing amendment to the Articles of Incorporation is 4,600,000; and that said amendment was approved and consented to by 2,500,000 shares which represents more than a 50% majority of the issued and outstanding shares of the Corporation's common stock.

      DATED this 1st day of FEBRUARY, 1992.

      The undersigned President and Secretary of the Corporation hereby declare that the foregoing Certificate Of Amendment To The Articles of Incorporation are true and correct to the best of their knowledge and belief.


                                               ---------------------------------
                                               YORK CHANDLER, President


                                               /s/ Gayle G. Chandler
                                               ---------------------------------
                                               GAYLE G. CHANDLER, Secretary